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                                                                  EXHIBIT 10.37

                               FIRST AMENDMENT TO
                       AMENDED AND RESTATED LOAN AGREEMENT

     THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (the "Amendment"), dated as of April 26, 1999, is entered into between GOLD BANC CORPORATION, INC. a Kansas corporation (the "Borrower"), and LASALLE NATIONAL BANK, a national banking association (the "Bank").

                                    RECITALS

     A. The Bank and the Borrower entered into a Loan Agreement dated April 1, 1998 amended and restated as of December 1, 1998 and a First Amendment to the Amended and Restated Loan Agreement dated of even date herewith (including all further renewals, modifications, amendments and extensions thereof, the "Loan Agreement") under which the Bank was willing to lend to the Borrower FIFTEEN MILLION and 00/100 DOLLARS ($15,000,000) in accordance with the terms, subject to the conditions and in reliance on the representations, warranties and covenants set forth in the Loan Agreement and in all of the other documents and instruments entered into or delivered in connection with or relating to the loan contemplated in the Loan Agreement including a Pledge and Security Agreement dated April 1, 1998 and the First Amendment to Pledge and Security Agreement dated as of December 1, 1998, each between the Borrower and the Bank under which the Bank received, among other things, a first priority security interest in certain capital stock (the "Pledge Agreement").

     B. The Borrower has requested and the Bank has agreed to increase the amount the Bank is willing to lend to the Borrower to TWENTY-FIVE MILLION and 000/100 DOLLARS ($25,000,000.00) and to otherwise amend certain provisions of the Loan Agreement.

     1. DEFINITIONS. All capitalized terms used herein without definition shall have the meaning set forth in the Loan Agreement.

     2.  AMENDMENTS TO LOAN AGREEMENT.

         2.1 Section 1 of the Loan Agreement. Section 1 of the Loan Agreement is hereby amended by restating it in its entirety, as follows:

     1.  Commitment of the Bank.

         The Bank agrees to extend a loan (the "Loan") to the Borrower in the principal amount of TWENTY-FIVE MILLION and 00/100 DOLLARS ($25,000,000), evidenced by a promissory note (the "Note") and secured by the Pledge Agreement between the Borrower and the Bank, as amended from time to time, and the Pledge Agreement dated as of February 1, 1999 between, Gold Banc Acquisition Corporation II, Inc. (the "Subsidiary

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     Pledgor") and the Bank (each a "Pledge Agreement" and, collectively, the
     "Pledge Agreements"), in accordance with the terms and subject to the conditions set forth in this Agreement, the Note, the Pledge Agreements and the Subsidiary's Pledge .

          2.2 Section 3 of the Loan Agreement. Section 3 of the Loan Agreement is hereby amended by restating it in its entirety, as follows:

          3.   Note Evidencing Borrowing.

          The Loan shall be evidenced by the Note executed by the Borrower in the principal amount of TWENTY-FIVE MILLION and 00/100 DOLLARS ($25,000,000), which Note shall be in the form set forth as Exhibit A-1 hereto:

               (a) Interest on amounts outstanding under the Note shall be payable quarterly, in arrears, commencing on May 1, 1999 and continuing on the first day of each quarter thereafter. A final payment of all outstanding amounts due under the Note; including, but not limited to principal, interest and any amounts owing under Subsection 11(m) of this Agreement, if not payable earlier, shall be due and payable on May 1, 2000. The amounts outstanding under the Note from time to time shall bear interest calculated on the actual number of days elapsed on the basis of a 360 day year, at a rate equal, at the Borrower's option, to either (a) LIBOR plus 175 basis points, or (b) the Prime Rate (whichever rate is so selected, the "Interest Rate").

          For purposes of this Agreement, the term "Prime Rate" shall mean the floating prime rate in effect from time to time as set by the Bank, and referred to by the Bank as its Prime Rate. The Borrower acknowledges that the Prime Rate is not necessarily the Bank's lowest or most favorable rate of interest at any one time. The effective date of any change in the Prime Rate shall for purposes hereof be the date the rate change is publicly announced by the Bank.

          For purposes of this Agreement, "LIBOR" shall mean the per annum rate of interest at which U.S. dollar deposits in an amount comparable to the amount of the relevant LIBOR Loan and for a period equal to the relevant "Interest Period" (hereinafter defined) are offered generally to the Bank (rounded upward if necessary, to the nearest 1/16 of 1.00%) in the London Interbank Eurodollar market at 11:00 a.m. (London time) two banking days prior to the commencement of each Interest Period, such rate to remain fixed for such Interest Period. "Interest Period" shall mean successive one, two, three or six month periods as selected from time to time by the Borrower by notice given to the Bank not less than three banking days prior to the first day of each respective Interest Period; provided that: (i) each such one, two, three or six month period occurring after such initial period shall commence on the day on which the next preceding period expires; (ii) the final Interest Period shall be such that its expiration occurs on or before the stated maturity date hereof; and (iii) if for any reason the Borrower shall fail to select timely a period, then it shall be deemed to have selected a one month period. Interest shall be payable on the last banking day of each Interest Period, commencing on the first such date to occur after the date hereof,

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     at maturity, after maturity on demand, and on the date of any payment hereon on the amount paid. The Borrower hereby further promises to pay to the order of the Bank, on demand, interest on the unpaid principal amount hereof after maturity (whether by acceleration or otherwise) at a rate of two per cent per annum in excess of the rate in effect at the time of maturity.

          The Bank's determination of LIBOR as provided above shall be conclusive, absent manifest error. Furthermore, if the Bank determines, in good faith (which determination shall be conclusive, absent manifest error), prior to the commencement of any Interest Period that (a) U.S. dollar deposits of sufficient amount and maturity for funding any LIBOR Loan are not available to the Bank in the London Interbank Eurodollar market in the ordinary course of business, or (b) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the relevant LIBOR Loan, the Bank shall promptly notify the Borrower and such LIBOR Loan shall automatically convert on the last day of its then-current Interest Period to a loan bearing interest at the Prime Rate.

          If, after the date hereof, the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over the Bank or its lending office (a "Regulatory Change"), shall, in the opinion of counsel to the Bank, makes it unlawful for the Bank to make or maintain any LIBOR Loan evidenced hereby, then the Bank shall promptly notify the Borrower and such LIBOR Loan shall automatically convert on the last day of its then-current Interest Period to a loan bearing interest at the Prime Rate.

          If, for any reason, any LIBOR Loan is paid prior to the last banking day of its then-current Interest Period, the Borrower agrees to indemnify the Bank against any loss (including any loss on redeployment of the funds repaid), cost or expense incurred by the Bank as a result of such prepayment.

          If any Regulatory Change (whether or not having the force of law) shall (a) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, the Bank; (b) subject the Bank or any LIBOR Loan to any tax, duty, charge, stamp tax or fee or change the basis of taxation of payments to the Bank of principal or interest due from the Borrower to the Bank hereunder (other than a change in the taxation of the overall net income of the Bank); or (c) impose on the Bank any other condition regarding such LIBOR Loan or the Bank's funding thereof, and the Bank shall determine (which determination shall be conclusive, absent manifest error) that the result of the foregoing is to increase the cost to the Bank of making or maintaining such LIBOR Loan or to reduce the amount of principal or interest received by the bank hereunder, then the Borrower shall pay to the Bank, on demand, such additional amounts as the Bank shall, from time to time, determine are sufficient to compensate and indemnify the Bank for such increased cost or reduced amount.

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

               (b) Any amount of principal or interest on the Note which is not paid when due, whether at stated maturity, by acceleration or otherwise shall bear interest payable on demand at an interest rate equal at all times to two percent (2%) above the Interest Rate.

               (c) If any payment to be made by the Borrower hereunder shall become due on a Saturday, Sunday or banking holiday under the laws of the State of Illinois, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing any interest in respect of such payment.

     3. WARRANTIES. To induce the Bank to enter into this Amendment, the Borrower warrants that:

          3.1 Authorization. The Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies under the Loan Agreement, as amended hereby, and to perform its obligations under the Loan Agreement, as amended hereby.

          3.2 No Conflicts. The execution and delivery of this Amendment and the performance by the Borrower of its obligations under the Loan Agreement, as amended hereby, do not and will not conflict with any provision of law or of the charter or by-laws of the Borrower or of any agreement binding upon the Borrower.

          3.3 Validity and Binding Effect. The Loan Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

          3.4 No Default. As of the closing date hereof, no Event of Default under Section 10 of the Loan Agreement, as amended by this Amendment, or event or condition which, with the giving of notice or the passage of time, shall constitute an Event of Default, has occurred or is continuing.

          3.5 Warranties. As of the closing date hereof, the representations and warranties in Section 6 of the Loan Agreement are true and correct as though made on such date, except for such changes as are specifically permitted under the Loan Agreement.

     4. CONDITIONS PRECEDENT. This Amendment shall become effective as of the date above first written after receipt by Bank of the following documents:

          4.1  This Amendment duly executed by the Borrower;

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          4.2  A Replacement Revolving Note duly executed by Borrower in the form attached hereto as Exhibit A-1;
          4.3 A Second Amendment to the Pledge and Security Agreement dated of even date herewith and executed by Borrower;

          4.4 A First Amendment to Pledge Agreement dated of even date herewith and executed by the Subsidiary Pledgor; and

          4.4  Such other documents as the Bank may request.

     5.   GENERAL.

          5.1 Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois.

          5.2 Successors. This Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank.

          5.3 Confirmation of Loan Agreement. Except as amended hereby, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

          5.4 References to Loan Agreement. Each reference in the Loan Agreement to "this agreement", "hereunder", "hereof", or words of like import, and each reference to the Loan Agreement in any and all instruments or documents provided for in the Loan Agreement or delivered or to be delivered thereunder or in connection therewith, shall be deemed a reference to the Loan Agreement as amended hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed at Chicago, Illinois by their respective officers duly authorized as of the date first above written.

LASALLE NATIONAL  BANK                GOLD BANC CORPORATION, INC.



By:__________________                 By:

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                                   Exhibit A-1

                           REPLACEMENT REVOLVING NOTE

Executed: this 1st day of February, 1999
Amount: $15,000,000                                           Due: April 1, 2000

     On April 1, 2000, GOLD BANC CORPORATION, INC., a Kansas corporation (the "Undersigned"), whose address is 11301 Nall Avenue, Leawood, Kansas 66211, for value received, promises to pay to the order of LASALLE NATIONAL BANK, a national banking association (the "Bank"), whose address is 135 South LaSalle Street, Chicago, Illinois 60603, the lesser of: the principal sum of FIFTEEN MILLION and 00/100 DOLLARS ($15,000,000), or the aggregate unpaid principal amount of the revolving credit loan made available by the Bank to the Undersigned together with interest on any and all principal amounts outstanding hereunder from time to time from the date hereof until maturity. The Undersigned may borrow, repay (except as provided herein) without penalty and reborrow under this Note, from the date hereof until April 1, 2000.

     Interest shall be computed on the actual number of days elapsed on the basis of a 360 day year, on any and all principal amounts remaining unpaid hereunder from time to time outstanding from the date of borrowing until payment at a rate equal to one of the following options selected by the Undersigned:

          (i) the rate in effect from time to time as set by the Bank, and called its Prime Rate. "Prime Rate" shall mean the rate of interest then most recently announced by the Bank as its Prime Rate, which is not necessarily the Bank's lowest or most favorable rate of interest at any one time. Each change in the interest rate hereon shall take effect on the effective date of the change in the Prime Rate. The Bank shall not be obligated to give notice of any change in the Prime Rate. Interest under this option shall be payable quarterly, on the first day of each successive calendar quarter, commencing February 1, 1999.

          (ii) 175 basis points over the London Interbank Offered Rate ("Libor Rate"). Libor Rate for purposes hereof shall mean the rate per annum (as conclusively determined by the Bank) at which United States Dollar deposits are offered by prime banks in the London Interbank Market at 11:00 a.m. London time to leading banks in the London Interbank Market two Eurodollar business days prior to the effective date of the borrowing for such interest period or periods when and if available, for one, two, three or six months. If no interest period is specified by the Undersigned, a one month Libor period shall be selected. Interest under this option shall be due and payable at the earlier of quarterly, commencing February 1, 1999, or at the maturity of the loan under this option. Any loan outstanding under this option may not be prepaid prior to the expiration of the requested interest period without the prior written consent of the Bank. The Undersigned may identify no more than three portions of the outstanding principal balance of the Note which will bear interest at the Libor Rate. Each Libor loan must equal $100,000 or an integral part thereof.

     Should any new or existing statute, treaty or regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System), or any interpretation thereof by any governmental authority charged with the administration thereof, or any action by any central bank or other fiscal authority having jurisdiction over the Bank (or any of its branches or affiliates) or the revolving credit loan impose, modify, or deem applicable any reserve and/or special deposit requirement against any assets held by, or deposits in or for the amount of any revolving credit loan by the Bank (or any branch or affiliate of the Bank involved in transactions contemplated by this
Note), except for such matters which resulted in a change in the Libor Rate pursuant to the definition of Libor Rate contained herein, that the result of the foregoing is to increase the cost to the Bank of making or maintaining such LIBOR loan, then the Undersigned shall pay to the Bank, on demand, an additional amount, as the Bank shall from time to time determine, is sufficient to indemnify the Bank for such increased cost. Should any of the aforementioned measures, or any similar measure, result in a reduction in the amount of principal or interest receivable by the Bank with respect to its revolving credit loan or an increase in the cost to the Bank with respect to the amount of principal or interest receivable by the Bank with respect to its revolving credit loan or an increase in the cost to the Bank of funding its revolving credit loan in the London Interbank dollar market (whether or not such loan is actually so funded) or engaging in any other transaction material to the maintenance of its revolving credit loan with interest thereon based on the Libor Rate (such reduction in amounts receivable or increases in costs being hereinafter referred to as "Costs"), the Undersigned shall fully compensate the Bank as of the end of each period for which the Libor Rate has been determined during which such measures were in effect for the Costs incurred during such period. All such Costs shall be determined by the Bank and a statement thereof shall be sent by the Bank to the Undersigned when such Costs have been determined, and such determinations shall be conclusive and binding on the Undersigned in the absence of manifest error, but the Bank shall, as promptly as practicable, notify the Undersigned of the existence of any event which would (if interest were to be accrued based on the Libor Rate) require reimbursement by the Undersigned of Costs incurred by the Bank.

     The Undersigned hereby authorizes the Bank to charge any account of the Undersigned for all sums due hereunder, following a default hereunder. Principal payments submitted in funds not available until collected shall continue to bear interest until collected. If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Illinois, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate specified during such extension.

     This Note is executed pursuant to a revolving line of credit under which Undersigned is indebted to Bank and evidences the aggregate unpaid principal amount of all advances made or to be made by Bank to Undersigned under the Note. All advances and repayments hereunder shall be evidenced by entries on the books and records of Bank which shall be presumptive evidence of the principal amount and interest owing and unpaid on this Note, or any renewal or extension hereof. The failure to so record any such amount or any error so recording any such amount shall not, however, limit or otherwise affect the obligations of the Undersigned hereunder to repay the principal amount of the liabilities together with all interest accruing thereon.

     Advances under this Note may be made by Bank upon the oral or written request of any person whose authority to so act has not been revoked by the Undersigned in writing theretofore received by Bank at its main office. Any such advances shall be conclusively presumed to have been made by Bank for the benefit of the Undersigned. The Undersigned does hereby irrevocably confirm, ratify and approve all such advances by Bank and does hereby indemnify Bank against losses and expenses (including court costs, attorneys' and paralegals' fees) and shall hold Bank harmless with respect thereto.

     As security for the payment of this Note and any other liabilities and obligations of the Undersigned to Bank howsoever created, arising or evidenced, and howsoever owned, held or acquired, (all such liabilities and obligations, including this Note, are hereinafter called the "Obligations"), the Undersigned hereby pledges, assigns, transfers and delivers to Bank and hereby grants to Bank a continuing security interest in any property of the Undersigned of any kind or description, tangible or intangible, now or hereafter assigned, transferred or delivered to or left in or coming into the possession, control or custody of, or in transit to, Bank or any agent or bailee for the Bank, by or for the account of the Undersigned whether expressly as collateral security or for any other purpose, and any property covered by a security agreement signed by the Undersigned in favor of Bank, including, but not limited to: (1) cash, accounts, inventory, negotiable instruments, documents of title, chattel paper, certificates of deposit, securities, deposit accounts, other cash equivalents and all other property of the Undersigned of whatever description whether now existing or hereafter acquired, now or hereafter in the possession or control of or assigned to the Bank, and the products and proceeds therefrom, including the proceeds of insurance thereon; and (2) the additional property of the Undersigned whether now existing or hereafter arising or acquired, together with any substitutions therefor, accessions thereto, or products and proceeds therefrom, including the proceeds of insurance thereon, consisting of certain shares of the capital stock of the Undersigned's wholly-owned subsidiaries, as set forth on Schedule 1, hereto.

     All of the aforesaid is collectively referred to herein as the "Collateral". The terms used herein to identify the Collateral shall have the respective meanings assigned to such terms as of the date hereof in the Illinois Uniform Commercial Code. The cancellation or surrender of this Note, upon payment or otherwise, shall not affect the right of the Bank to retain the Collateral for any other of the Obligations. The Undersigned agrees to deliver to Bank immediately upon its demand, such other collateral as Bank may from time to time request should the value of the Collateral in the Bank's reasonable discretion, decline, deteriorate, depreciate or become impaired in a material manner, or should Bank, in the exercise of its reasonable discretion, deem itself insecure for any reason whatsoever, including, but not limited to, a change in the financial condition of the Undersigned. The Undersigned hereby grants to Bank a continuing security interest in such other collateral, which, when pledged, assigned and transferred to Bank shall part of the Collateral. The Bank's security interests in each of the foregoing Collateral shall be valid, complete and perfected whether or not the same shall be covered by a specific assignment.

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

     The Bank shall have exercised reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as the Undersigned shall reasonably request in writing, provided that such request shall not be inconsistent with Bank's status as a secured party. No failure of Bank to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral not so requested by the Undersigned shall be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral. The Undersigned shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of the Undersigned and Bank in the Collateral against prior or third parties. Without limiting the generality of the foregoing, the Undersigned represents to, and covenants with the Bank that the Undersigned has made arrangements for keeping informed of changes or potential changes affecting the securities constituting Collateral (including, but not limited to, rights to convert, subscribe, payment of dividends, reorganization, other exchanges, tender offers and voting rights), and the Undersigned agrees that the Bank shall have no responsibility or liability for informing the Undersigned of any changes or potential changes or for taking any action or omitting to take any action with respect thereto.

     All Obligations of the Undersigned and all rights, powers and remedies of the Bank expressed herein shall be in addition to, and not in limitation of, those provided by law or in any written agreement (other than this Note) relating to any of the Obligations or any security therefor. In addition to all other rights possessed by it, the Bank may, from time to time, after default (as hereinafter provided), at its sole discretion, and without notice to the Undersigned take the following actions: (1) transfer the whole or any part of securities constituting Collateral into its name or the name of its nominee without disclosing, that such securities so transferred are subject to the security interests granted hereunder, and any corporation or association, or any of the managers or trustees of any trust issuing any of said securities, or any transfer agent, shall not be bound to inquire, in the event that the Bank or said nominee makes any further transfer of said securities, as to whether the Bank or its nominee has the right to make such further transfer, and shall not be liable for transferring the same; (2) notify any obligors on any of the Collateral to make payment to the Bank of any amounts due or to become due with respect thereto; (3) enforce collection of any of the Collateral by suit or otherwise, or surrender, release or exchange all or any part thereof; (4) take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon; (5) extend, renew or modify for one or more periods (whether or not longer than the original period) this Note, any other of the Obligations, any obligation of any nature of any obligor with respect to this Note, or any of the Collateral, and grant any releases, compromises or indulgences with respect to this Note, or any other of the Obligations, extension or renewal thereof, any security therefor, or to any obligor hereunder or thereunder; (6) vote the Collateral; (7) make an election with respect to the Collateral under Section 1111 of the United States Bankruptcy Code (the "Code") or take action under Section 364 of the Code or any other section of the Code, now existing or hereafter amended; provided, however, that any such action of the Bank as herein set forth shall not, in any manner whatsoever, impair nor be construed to impair or affect the liability hereunder, nor prejudice or waive Bank's rights and remedies at law, in equity or by statute, nor release, discharge the Undersigned or other entity liable to the Bank for the Obligations and indebtedness; or (8) accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the

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

provisions of this Note, any of the other Obligations, or the Bank's rights hereunder and under any of the other Obligations.

     The Undersigned, without notice or demand of any kind, shall be in default hereunder if: (1) any amount payable on any of the Obligations is not paid within three (3) days of when due; or (2) the Undersigned shall otherwise fail to perform any of the promises to be performed by it hereunder or under any other agreement with Bank, and such failure shall not be cured within thirty
(30) days following notice thereof by the Bank; or (3) the Undersigned or any other party liable with respect to the Obligations, shall make any assignment for the benefit of creditors, or there shall be commenced any bankruptcy, receivership, insolvency, reorganization, dissolution or liquidation proceedings by or against, or the entry of any judgment, levy, attachment, garnishment or other process, or the filing of any lien against the Undersigned, any other party liable with respect to the Obligations, any of the Collateral; or (4) there be any deterioration or impairment of any of the Collateral or a decline in the market price thereof (whether actual or reasonably anticipated), which causes the Collateral, in the sole opinion of Bank acting in good faith, to become unsatisfactory as to value or character, or which causes the Bank to reasonably believe that it is insecure and that the likelihood for repayment of the Obligations is impaired, time being of the essence; or (5) the occurrence of any default under a separate security agreement securing this Note, and such failure shall not be cured within thirty(30) days following notice thereof by the Bank; or (6) the determination by the Bank that a material adverse change has occurred in the financial condition of the Undersigned from the condition set forth in the most recent financial statement of the Undersigned furnished to the Bank, or from the financial condition of the Undersigned most recently disclosed to Bank in any manner; or (7) any oral or written warranty, representation, certificate or statement of the Undersigned to the Bank is untrue; or (8) the failure to do any act necessary to preserve and maintain the value and collectability of the Collateral; or (9) failure of the Undersigned after request by the Bank to furnish financial information or to permit inspection by the Bank of the Undersigned's books and records; or (10) the occurrence of any material adverse event which causes a change in the financial condition of the Undersigned.

     Whenever the Undersigned shall be in default as aforesaid, without demand or notice of any kind, the entire unpaid amount of all Obligations shall become immediately due and payable, and Bank may exercise, from time to time, any rights and remedies available to it under the Illinois Uniform Commercial Code or otherwise, including those available under any written instrument (in addition to this Note) relating to any of the Obligations and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including costs of collection and attorneys' and paralegals' fees, and in such order of application as the Bank may, from time to time, elect, any balances, credits, deposits, accounts or moneys of the Undersigned in possession, control or custody of, or in transit to the Bank.

     THE UNDERSIGNED WAIVES EVERY DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE UNDERSIGNED MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY BANK IN ENFORCING THIS NOTE AND/OR ANY OF THE OTHER OBLIGATIONS AND RATIFIES AND CONFIRMS WHATEVER BANK MAY DO PURSUANT TO THE TERMS HEREOF AND AGREES THAT BANK SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR MISTAKES OF

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

FACT OR LAW. THE BANK AND THE UNDERSIGNED, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, THE RIGHT EITHER MAY HAVE TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, ANY OF THE OTHER OBLIGATIONS, OR ANY AGREEMENT EXECUTED IN CONJUNCTION HEREWITH OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE BANK AND THE UNDERSIGNED ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO THE UNDERSIGNED.

     The Undersigned, and any other party liable with respect to the Obligations, and each one of them, waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Bank's rights hereunder, except as otherwise provided herein. No default shall be waived by the Bank except in writing. No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Bank of any right or remedy shall preclude other or further exercise thereof, or the exercise of any other right or remedy. This Note: (i) is valid, binding and enforceable in accordance with its provisions, and no conditions exist to its legal effectiveness; (ii) contains the entire agreement between the Undersigned and Bank; (iii) is the final expression of the intentions of the Undersigned and Bank; and (iv) supersedes all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof. No prior or contemporaneous representations, warranties, understandings, offers or agreements of any kind, whether oral or written, have been made by Bank or relied upon by the Undersigned in connection with the execution hereof. No modification, discharge, termination or waiver of any of the provisions hereof shall be binding upon the Bank, except as expressly set forth in a writing duly executed on behalf of the Bank.

     The Undersigned agrees to pay all costs, legal expenses, attorneys' fees and paralegals' fees of every kind, paid or incurred by Bank in enforcing its rights hereunder, including, but not limited to, litigation or proceedings initiated under the Code, or in respect to any other of the Obligations, or in defending against any defense, cause of action, counterclaim, setoff or crossclaim based on any act of commission or omission by the Bank with respect to this Note or any other of the Obligations, promptly on demand of Bank or other person paying or incurring the same.

     TO INDUCE THE BANK TO MAKE THE LOAN EVIDENCED BY THIS NOTE, THE UNDERSIGNED IRREVOCABLY AGREES THAT ALL ACTIONS ARISING DIRECTLY OR INDIRECTLY AS A RESULT OR IN CONSEQUENCE OF THIS NOTE OR ANY OTHER AGREEMENT WITH THE BANK SHALL BE INSTITUTED AND LITIGATED ONLY IN COURTS HAVING SITUS IN THE CITY OF CHICAGO, ILLINOIS, AND THE UNDERSIGNED HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT LOCATED AND HAVING ITS SITUS IN SAID CITY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. THE UNDERSIGNED HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE UNDERSIGNED

AT THE ADDRESS INDICATED IN THE BANK'S RECORDS IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE. FURTHERMORE, THE UNDERSIGNED WAIVES ALL NOTICES AND DEMANDS IN CONNECTION WITH THE ENFORCEMENT OF BANK'S RIGHTS HEREUNDER, AND HEREBY CONSENTS TO, AND WAIVES NOTICE OF THE RELEASE WITH OR WITHOUT CONSIDERATION OF ANY COLLATERAL.

     The loan evidenced hereby has been made and this Note has been delivered at the Bank's main office and shall be governed and construed in accordance with the laws of the State of Illinois, in which state it shall be performed, and shall be binding upon the Undersigned and its successors and assigns. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be deemed ineffective to the extent of such prohibition or invalidity without invalidating the remaining provisions of this Note.

     The Undersigned represents and warrants to Bank that the execution and delivery of this Note has been duly authorized by resolutions heretofore adopted by its Board of Directors in accordance with law and its bylaws, that said resolutions have not been amended nor rescinded, are in full force and effect and that the officers executing and delivering this Note for and on behalf of the Undersigned are duly authorized to so act. The Bank, in extending financial accommodations to the Undersigned, is expressly acting and relying upon the aforesaid representations and warranties.

     The Undersigned acknowledges and agrees that the lending relationship hereby created with the Bank has been conducted on an open and arm's length basis in which no fiduciary relationship exists and that the Undersigned has not relied and is not relying on any such fiduciary relationship in consummating the loan evidenced by this Note.

     The Undersigned has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by the Undersigned may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), and has made related appropriate inquiry of material suppliers and vendors. Based on such review and program, the Undersigned believes that the Year 2000 Problem will not have a material adverse effect on the Undersigned. From time to time, at the request of the Bank, the Undersigned shall provide to the Bank such updated information or documentation as is requested regarding the status of the Undersigned's efforts to address the Year 2000 Problem.

     This Note is issued in substitution for and replacement of, but not in repayment of, that certain Revolving Note in the principal amount of $15,000,000, dated May 1, 1998, made by the Undersigned payable to the order of the Bank, and is not and shall not be deemed a novation therefor.

     As used herein, all provisions shall include the masculine, feminine, neuter, singular and plural thereof, wherever the context and facts require such construction and in particular the word "Undersigned" shall be so construed.

     IN WITNESS WHEREOF the Undersigned has executed this Replacement Revolving Note on the date above set forth.

                                               GOLD BANC CORPORATION, INC.


                                               By:  ____________________________
                                               Its: ____________________________

                                   SCHEDULE 1
                                   ----------

               SUBSIDIARY                    SHARES       STATE OF ORGANIZATION

Provident Bank, f.s.b.                        802.5              National
St. Joseph, MO

Citizens State Bank & Trust Company           5,000               Kansas
Seneca, KS

The Peoples National Bank                     10,000             National
Clay Center, KS

Exchange National Bank                        2,375              National
Leawood, KS

The First National Bank of Alma               3,500              National
Alma, KS